Exhibit 10.16
FLEX LEASE
This Lease made as of the 30th day of November, 2005 between 7115 Airport Highway, LLC, a New Jersey Limited Liability Company, (the “Landlord”) having maintaining an office at 7115 Airport Highway, Pennsauken, NJ, 08109 and Mar-Vel International, Inc., a New Jersey Corporation, (the “Tenant”) maintaining an office at 7100 Airport Highway, Pennsauken, NJ 08109.
     1. Premises
     Landlord hereby leases to Tenant and Tenant hires from Landlord on the terms, covenants, and conditions set forth in this Lease, approximately 40,000 square feet of office and warehouse space at 7115 Airport Highway, Pennsauken NJ. The leased premises are described on Exhibit “A” attached.
     2. Term
     The term of this Lease shall be for ten (10) years (the “lease term”) commencing on December 1, 2005 and ending on November 30, 2015.
     3. Minimum Rent
     Tenant agrees to pay to Landlord at the Landlord’s address above, or at any such place as Landlord may designate, without deduction, offset, prior notice or demand, the Minimum Rent for the premises in the total sum of $2,600,000.00 lawful money of the United States payable in advance in monthly installments of $21,666.67 payable on the first day of each month during the Lease term.
     4. Late Charge
     Tenant further agrees that upon default in payment of any monthly installment of rent or other sum due to Landlord that Tenant shall pay Landlord, as additional rent, a late charge in the amount of ten percent (10%) of the monthly payment. The late charge shall be an additional remedy of Landlord and shall not affect any other right or remedy of Landlord, including the right to terminate the Lease which may arise by reason of Tenant’s default.
     5. Net Lease
     It is the intent of the parties hereto that this is a net lease and that all costs of ownership, maintenance and use of the Leased premises shall be paid by Tenant in addition to the payments of Minimum Rent referred to above. Landlord shall not be responsible for the repair or maintenance of the leased premises, except for the exterior foundation, roof, plumbing outside of the leased premises and exterior walls. Tenant shall be responsible for the payment, within ten (10) days after notice, as additional rent, all items listed in Paragraph 8 hereinbelow. Tenant shall be responsible for the interior maintenance and repair of the Leased premises and shall further be responsible, at its sole cost and expense, for all repairs and replacements to the Leased premises caused by or necessitated by any reason of any act or neglect of Tenant, its agents, employees, contractors or invitees.
     6. Alterations and Improvements

     No alterations or additions may be made on the leased premises without the prior written consent of Landlord. Any alterations or additions made to the premises including improvements and alterations made by Tenant with the consent of Landlord shall, at Landlord’s option, become part of the building and belong to Landlord. Any alterations or additions to the premises consented to by Landlord and made by Tenant, unless designated by Landlord to become part of the realty and Landlord’s property, shall be removed by Tenant and the leased premises restored to its previous condition by the expiration of the Lease term. Landlord agrees to designate that property which shall become Landlord’s at the time Landlord gives its approval to the alterations or additions or at any time thereafter but at least thirty (30) days prior to the expiration of the Lease Term.
     7. Utilities
     Tenant shall pay all utility expenses, including but not limited to water, sewer, electric and gas. Landlord shall not be held liable to Tenant, nor shall this Lease, nor Tenant’s obligations under this Lease, be impaired or abated in the event of the failure of any utility service to the leased premises.
     8. Additional Rent.
               (a) Breach. Tenant agrees to pay as rent in addition to the Minimum Rent any and all sums which may become due by reason of the failure of Tenant to comply with all of the covenants of this Lease and any and all damages, costs and expenses, including reasonable attorney’s fees, which the Landlord may suffer or incur by reason of such default, and also any and all damages to the leased premises caused by any act or neglect of the Tenant.
               (b) Taxes, Assessments, Etc. Tenant will duly and promptly pay as additional rent to Landlord, as the same shall become due and payable and before they become delinquent, all taxes, rates, assessments and other governmental charges, and charges of every kind and nature whatsoever, nonrecurring as well as recurring, special or extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of the Lease be levied, assessed or imposed, or become due and payable or become liens upon, or arise in connection with the use, occupancy or possession of, or any interest in, the Leased premises, or upon the rents, issues, income and profits therefrom so as to prevent the same from becoming or being an enforceable lien or claim against the property or the interest of Landlord (“Expenses”). Landlord shall apply such payment by Tenant to the payment of such Expenses, but in no event shall Landlord be required to pay such Expenses early or during discount periods. As provided hereinabove, such Expenses shall include all real estate taxes, assessments, water and sewer charges which may become liens upon the Leased premises or any part thereof. If Landlord requests Tenant to pay such Expenses other than to Landlord, Tenant will furnish or cause to be furnished to Landlord within fifteen (15) days of written notice, receipts or other evidence satisfactory to Landlord of the payment of all such Expenses. If Landlord requests in writing, Tenant shall pay to Landlord, or as Landlord may direct, such Expenses in advance in installments as estimated and determined by Landlord, and deposited with Landlord, or as directed by Landlord, for payment of all such Expenses when the same may become due and payable.
          In case of failure of the Tenant to make any of the payments to be made by Tenant for such Expenses, the Landlord may, but shall not be required to, pay the amount of same, with penalty and interest thereon, if any. The amount so paid by the Landlord, with interest at the rate of ten (10%) percent thereon from the date of payment thereof by the Landlord, shall be added to and become a part of the next installment of rent.
          If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of the real estate taxes or assessments now levied, assessed or imposed (1) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom or (2) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the premises and imposed upon the Landlord, or (3) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, levies or impositions and charges, or the part thereof so measured or based shall be deemed to be included in the general real estate taxes and assessments payable by the Tenant pursuant hereto to the extent that such taxes, assessments, levies, impositions and charges would be payable if the premises were the only property of the Landlord subject thereto, and the Tenant shall pay and discharge the same as herein provided in respect of the payment of general real estate taxes and assessments.
               (c) Insurance. Landlord shall keep all buildings and improvements now or hereafter erected upon the leased premises, insured for the benefit of Landlord against loss by fire and other casualties and hazards usually covered by extended coverage insurance in an amount not less than the replacement value of the leased premises (excluding foundations and other parts below the surface of the lowest floor), as determined not more than once annually by an appraiser or rating bureau satisfactory to Landlord. Tenant agrees that it will, throughout the Lease Term, pay and discharge as additional rent, the cost incurred by Landlord in insuring the Leased premises. It is expressly understood and agreed that if for any reason attributable to Tenant it shall be impossible to obtain Fire Insurance on the building and improvements on the Leased premises in an amount and in the form and with fire insurance companies acceptable to the Landlord, the Landlord may, if the Landlord elects (a) terminate this Lease and the term thereof on giving to the Tenant fifteen (15) days’ notice in writing of Landlord’s intention so to do and upon the giving of such notice this lease and the terms thereof, shall terminate and come to an end; (b) compute the additional costs for such insurance over and above the standard cost as if the condition attributable to Tenant did not exist and Tenant shall be obligated to pay all such additional cost.
                    (1) Tenant shall also provide at its sole cost and expense, any insurance on improvements made to or inside the leased premises by Tenant. Such policy shall name as insured Landlord and Tenant, as their interests may appear and shall name Landlord’s first mortgagee, if any, as mortgagee. A copy of such policy shall be furnished to Landlord and Landlord’s first mortgagee.
                    (2) Tenant at its own cost and expense will provide and keep in force during the Leased Term of this Lease commercial general liability insurance covering at least the hazards of “premises operations”, “elevators” (if applicable) and “independent contractors”, in which Landlord shall be included as a named insured, in such other limits of liability as may be required by Landlord from time to time, but not less than Three Million Dollars ($3,000,000.00) combined single limit, with a deductible not to exceed Five Thousand Dollars ($5,000.00). Such insurance shall cover not only the Leased premises but shall also include all elevators, hoists, hallways, entranceways, stairs or any other common areas (exterior or interior), streets, driveways, alleys, lawns, parking and loading areas, sidewalks and curbs adjacent thereto.
                    (3) All such policies shall contain provision for notice to the said Landlord not less than thirty (30) days in advance of any cancellation or material change of such policy. In case of failure of the Tenant to make premium payments when due, the Landlord may pay the amount of any such premiums, which amount with interest thereon from the date of payment by Landlord shall be added to and become part of the next installment of rent.
                    (4) Copies of renewal policies or certificates for any insurance required under this Paragraph shall be deposited by Tenant with Landlord prior to the expiration of existing policies, and upon failure so to do Landlord may immediately purchase, for the account of Tenant, the necessary insurance from any reputable insurance company without notice to Tenant, and Tenant shall reimburse Landlord for cost thereof within ten (10) days after demand.
                    (5) All insurance required hereunder shall be issued by companies licensed to do business in New Jersey and acceptable to Landlord. Tenant shall have the right to carry the insurance with all orders, regulations, rules and requirements of every kind and nature relating to the Leased premises, now or hereafter in effect of the Federal, State, Municipal or other governmental authorities having power to enact, adopt, impose or require the same, whether they be usual or unusual, ordinary or extraordinary, and whether they or any of them relate to structural changes or requirements of whatever nature or to changes or requirements incident thereto, or as the result of the use or occupation thereof by Tenant, and the Tenant shall pay all costs and expenses incidental to such compliance and shall indemnify and save harmless the Landlord from all expense and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Leased premises or against the Landlord as owner thereof, because of the failure of the Tenant to comply with this covenant. Tenant further agrees to keep the leased premises clean and free from all ashes, dirt and other refuse matter; replace all glass windows, doors, etc., which are broken; and keep all waste and drain pipes open.
               In the event of the failure of Tenant to perform the covenants of Paragraph 8 hereof within thirty (30) days after prior written notice of failure to comply, except in the event of an emergency for which no prior notice shall be required. Landlord may go upon the leased premises and perform such covenants, the cost thereof, at the sole option of Landlord, to be charged to Tenant as additional rent.
               (d) Compliance. Comply with any requirements of any of the constituted public authorities and with the terms of any State or Federal statute or local ordinance or regulation applicable to Tenant or its use of the Leased premises and save Landlord harmless from penalties, fines, costs or damages resulting from failure to do so.
               (e) Fire. Use every reasonable precaution against fire.
               (f) Surrender of Leased Premises. Peacefully deliver up and surrender possession of the Leased premises to Landlord at or prior to the expiration or earlier termination of this Lease or any renewal thereof, in the same good order and broom clean condition in which Tenant has herein agreed to keep the same during the continuance of this Lease, reasonable wear and tear excepted. Tenant will at or prior to the expiration or earlier termination of this Lease or any renewal thereof, remove all of his property from the leased premises so that Landlord may again have and repossess the same no later than the end of business on the day on which this Lease or any renewal thereof shall terminate, and will immediately thereafter deliver to Landlord, at its office, all keys for the leased premises.
               (g) Notice of Casualty. Give to Landlord prompt written notice of any accident, fire or damage occurring to the leased premises.
     9. Damage and Destruction to Premises
     In the event of (a) a partial destruction of the leased premises during the Lease term which requires repairs to either the leased premises or the center, or (b) the leased premises or the center being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either the leased premises or the center, Landlord shall make the repairs, provided that the damage is such, in Landlord’s sole reasonable judgment, that under normal working conditions, repairs could be made within one hundred eighty (180) days. Partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall not annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, and such work or repair shall be commenced promptly after the nature of the damage and degree of repair required is determined, any necessary permits from governmental authorities are obtained, and if appropriate, insurance adjustments completed. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the leased premises. In making repairs, Landlord shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Tenant. No penalty shall accrue against Landlord for reasonable delays resulting from adjustment of fire insurance loss or for delays which result from labor troubles or any other cause, event or circumstances beyond Landlord’s control. If the damage be such, in nature or extent that repairs could not be made within one hundred eighty (180) days as aforesaid, Landlord may, at its option, elect to proceed nonetheless to make same, this Lease continuing in full force and effect and the rent proportionately abated, as in this Article provided. Any repairs undertaken by Landlord in accordance with the foregoing shall be substantially completed as soon as practicable. In the event that Landlord does not elect to make repairs which could not be made as aforesaid within one hundred eighty (180) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the leased premises or the center shall terminate this Lease.
     10. Condemnation
     If any part of the premises shall be taken or condemned for a public or quasi-public use, and a part remains which is susceptible of occupation, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease term only such portion of such rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire leased premises at the date of condemnation; but in such event, Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the leased premises, or such part thereof must be taken or condemned so that there does not remain a portion susceptible for occupation, this Lease shall terminate. If a part or all of the premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim to such. Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created and irrevocably assigns and transfers to the Landlord any right to compensation or damages to which the Tenant may be entitled by reason of the condemnation of all or a part of the premises or the leasehold estate.
     11. Subordination, Estoppel Certificates
     This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect the real property of which the leased premises form a part or Landlord’s leasehold interest therein, and to all renewals, modifications, consolidations, replacements and extensions. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Tenant shall, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in form reasonably required by Landlord, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any as are claimed; and (iii) any other certification reasonably required by any mortgagee, including agreements of no set-off and release of liability as to such mortgagee and its successors. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any portion of the real property of which the leased premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rental has been paid in advance.
     12. Non-Merger of Estates

     The voluntary or involuntary surrender of this Lease by tenant, or an other termination of this Lease shall not work a merger of estates and shall, at Landlord’s option, terminate all or any existing subleases and/or all and any subtenancies or operate as an assignment to Landlord by Tenant of any or all of such subleases or subtenancies.
     13. Recording of Lease
     Tenant agrees not to place this Lease on record without the consent of Landlord. At the request of Tenant, Landlord will execute a memorandum for recording purposes setting forth the leased premises and the Lease term but this memorandum shall contain no other provisions. All costs shall be the responsibility of the Tenant.
     14. Security Deposit
     The deposit by Tenant of $-0- to Landlord is hereby acknowledged as security for the full and faithful performance of all the covenants and conditions contained herein. Such sum shall be returned to Tenant within thirty (30) days after the expiration of the term of this Lease, provided that Tenant is not in breach of any covenants of this Lease, in default or in arrears in rent. In the event of a default by Tenant, the Landlord shall not be required to resort to the security before exercising any other remedy available to it under his Lease or by law. Landlord may assign or transfer said security for Tenant’s benefit to any subsequent owner or holder of title to the premises, upon which transfer the assignee shall become liable for repayment of same to Tenant and the assignor shall be released by Tenant from all liability to return the security deposit. Tenant further covenants that Tenant will not assign or encumber or attempt to assign or encumber the security deposit and that neither Landlord nor its successors or assigns shall be bound by any assignment or encumbrance, attempted assignment or attempted encumbrance. Furthermore, if the interest of the Landlord, under this lease, shall become subject to the lien of any mortgage or mortgages, the Tenant agrees that Tenant will not look to the mortgagee or mortgagees for the return of all or any part of the security deposit regardless of whether such mortgagee or mortgagees shall come into possession of the leased premises as a result of any default of the Landlord and/or the Landlord’s overlandlord.
     15. Default by Tenant
     (1) In the event of Tenant’s default, Landlord, besides other rights or remedies that it may have, upon giving at least ten (10) days notice and the same having not been cured in that period, except in the case of defaults in the performance of any covenant for the payment of rent or other sums due hereunder (in which case Landlord shall not be required to provide notice of the alleged default, shall have the right to (i) accelerate all rent otherwise payable by Tenant over the remainder of the Lease term, in which case all such rent shall be immediately due and payable, or (ii) terminate this lease, or (iii) terminate Tenant’s right of continued possession of the leased premises and, from time to time, without terminating this Lease to relet the leased premises or any part thereof for the account and in the name of Tenant, for any such term or terms and conditions as Landlord in its sole reasonable discretion may deem advisable, with the right to make alterations and repairs to the leased premises deemed by Landlord to be necessary in conjunction with such reletting.
     (2) Should Landlord terminate Tenant’s right of possession of the leased premises pursuant to this Article, then Tenant shall pay to Landlord all or any of the following: (a) any unpaid rent and other charges to be paid by Tenant hereunder up to the date when Landlord shall have so terminated Tenant’s right of possession, (b) the costs of recovering possession of the leased premises and any legal fees and expenses directly related to the breach, the recovery of possession and the collection of unpaid rent and other charges, (c) the costs incurred by Landlord in repairing and restoring the leased premises to the condition in which same were to have been surrendered to Landlord at the expiration of the Lease term, (d) the costs of removing any of Tenant’s property from the leased premises and, if same be stored, the cost of transporting and storing same (if Landlord shall store such property in the building or the business center then Landlord shall be entitled to a reasonable storage fee hereunder), (e) all brokerage fees advertising costs and commissions incurred by Lessor in reletting the leased premises.
     (3) Rentals received by Landlord from any reletting pursuant to this Article shall be applied first to the payment of any of the aforesaid enumerated items, in such order as Landlord shall deem reasonably appropriate, and second to the payment of rent and other sums due and unpaid by Tenant hereunder as of the date of Landlord’s receipt of said rentals. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the Lease term shall be paid to Tenant.
     (4) No such reletting of the leased premises by Landlord pursuant to this Article shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given by Landlord to Tenant or unless such termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, provided it has not been cured.
     (5) In the event that Landlord shall accelerate the rent payable by Tenant pursuant to any applicable provision of this Lease, and Tenant shall fail to pay same after Landlord’s demand therefore, then Landlord shall have the right to pursue all other rights and remedies existing at law.
     (6) Should Landlord at any time terminate this Lease for any breach pursuant to this Article, then in addition to any other remedy Landlord may have by reason of such breach, Landlord shall have the right to recover from Tenant all or any of the following: (a) any unpaid rent and other charges to be paid by Tenant hereunder up to the date of termination, (b) the costs of recovering possession of the leased premises and any legal costs, fees and expenses directly related to the breach, the recovery of possession, and the collection of said arrearages in rent and other charges, (c) costs, as reasonably estimated by Landlord would be incurred in repairing or restoring the leased premises to the condition in which the same were to have been surrendered to Landlord as the expiration of the Lease term, (d) the costs of removing any of Tenant’s property from the leased premises, and if same be stored, the cost of transporting and storing same (if Landlord shall store such property in the building or the project, then Landlord shall be entitled to a reasonable storage fee hereunder), all brokerage fees and commissions incurred by Landlord in reletting the leased premises, and (f) compensation for the loss of profits occasioned by the breach and resultant termination of this lease, which loss the parties agree shall be determined by calculating the total amount of rent and other charges to be paid by Tenant, as if this Lease had not been terminated, from the date of termination to the otherwise expiration date of the Lease term, and deducting therefrom the net rental value of the leased premises for a like period which Tenant proves could have been reasonably achieved.
     (7) Landlord shall have the right to recover, in execution of judgment(s) rendered in legal proceeding or otherwise, either jointly or from time to time severally, the applicable sums specified in clauses (a) through (e) of Paragraph (2) of this Article, and clauses (a) through (f) of Paragraph (6) of this Article. Landlord’s recovery of one or more of such sums shall not constitute a waiver of Landlord’s right to recover from Tenant the remaining sums. The cost of reletting the leased premises and the estimated cost of renovating or preparing the leased premises for a new tenant shall be substantiated by the affidavit of Landlord submitted with the demand for payment under this Article or any legal proceeding for the recovery thereof.
     (8) Landlord shall have all rights and remedies now or hereafter existing at law with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the leased premises, including, without limitation, those set forth in N.J.S.A. 2A:18-53, R.S. 2:32-256, L1898, c.228, as amended, and all amendments, modifications and substitutions thereof hereafter enacted. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this lease.
     (9) Notwithstanding the foregoing provisions of this Article, if Tenant is in default hereunder, Landlord after the lapse of any time period and notice as may be applicable thereto under the provisions of Paragraph (1) of this Article shall have the right, without prejudice to any other right or remedy provided for hereunder or otherwise available, to cure the default; and in such case all of Landlord’s cost and expenses in so doing, plus interest at the maximum rate of interest per annum then permitted by law shall be due and payable to Landlord, upon demand, as additional rent under the terms of this lease.
     16. Right to Cure Tenant’s Breach
     If Tenant breaches any covenant or condition of this lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys’ fees and court costs, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed additional rent payable on demand.
     17. Repairs by Tenant
     (1) Tenant shall be responsible at its sole cost to keep and maintain the interior of the leased premises in good and sanitary order, condition and repair. The interior of the leased premises is defined to include: (a) the interior faces of the exterior walls of the building; (b) the ceiling; (c) the portion of the wiring, plumbing, pipes, conduits and other utility systems and fixtures within the interior and which are not a part of the exterior structure of the building as defined at Article 18; (e) all glass in the leased premises; (f) skylights; (g) windows; and (h) heating and air conditioning systems.
     (2) Landlord will make repairs to the structural parts of the building, herein defined as the bearing walls and roof, but Landlord is not responsible for costs of replacement or repairs to structural parts of the building as defined at Article 18, where the same are necessitated by conditions caused by Tenant, its agents or invitees.
     (3) Tenant shall be responsible at its sole cost and expense to keep and maintain all utilities, fixtures and mechanical equipment used by Tenant in good operating order, condition and repair. Tenant shall properly operate said utilities, fixtures and mechanical equipment in accordance with applicable manufacturer’s instructions.
     18. Repairs by Landlord
     (1) Landlord shall be responsible for maintaining all structural portions of the leased premises. The exterior and structural parts of the leased premises are defined to include: (a) the outside walls; (b) the roof and roof covering; (c) the foundations; (d) floor slab and floor; and (e) all structural members.
     (2) Landlord shall not be liable for any damage or injury which may be sustained by the Tenant, or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, drains, leaders, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Tenant, or of the Tenant or the Tenant or this or any other Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees, or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, or any services to be furnished or supplied by the Landlord.

     (3) Landlord and Landlord’s agents and representatives, may, at any reasonable time, enter the leased premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the premises at any time and in any manner. Tenant shall allow the leased premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the building or leased premises, and (ii) at any reasonable time within six months prior to the end of the term to persons who may be interested in leasing the leased premises. Landlord may place a suitable “For Sale” sign upon the leased premises six months prior to the expiration of the demised lease term. Landlord and its agents reserve the right and shall be permitted reasonable access to the leased premises to install facilities within and through the leased premises and to install and service any systems deemed advisable to provide services or utilities to any tenant in the building.
     19. Use of Premises
     The leased premises may be used and occupied only for an office, warehouse and distribution facility and for no other purpose or purposes without Landlord’s consent. Tenant shall first obtain all governmental permits and licenses as may be required for Tenant’s use and occupancy of the leased premises; and Tenant at all times shall promptly comply with all laws, ordinances, orders and regulations affecting the leased premises and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the leased premises, or bring or keep anything in the leased premises that will in any way increase the existing premium rates or cause suspension or termination of the fire insurance upon the building. Tenant will not perform any act or carry on any practices that may injure the building or be a nuisance or menace to tenants of adjoining premises.
     20. Parking
     Tenant shall be entitled to use all parking spaces for the parking of Tenant’s customers, employees and invitees. Tenant shall be responsible for the maintenance and repair of the parking area.
     21. Assignment; Subletting
     (1) Tenant shall not assign, mortgage or hypothecate this lease, or any interest in this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not sublet or otherwise permit the use of the leased premises or any part thereof by any person or persons other than Tenant, without the written permission of Landlord. Any transfer of this Lease from Tenant by merger, consolidation or liquidation shall constitute an assignment for purposes of this lease. Any attempted assignment or subletting without Landlord’s consent shall be void and shall, at Landlord’s option, terminate this lease. Consent by Landlord to any assignment or subletting shall not release Tenant from its primary liability under the lease. Landlord’s consent to one instance of assignment, subletting, occupation or use by other parties shall not be deemed a consent to other subleases, assignments or occupation or use by other parties.
     (2) As a condition precedent to Tenant’s right to sub-lease the premises or to assign this Lease, Tenant shall, at Tenant’s own expense, first comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. and fulfill all of Tenant’s environmental obligations under this Lease. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to a sub-lease or assignment;
     (3) In the event of a sale or transfer of a majority ownership interest in Tenant, such sale or transfer shall be deemed an assignment requiring the consent of Landlord.
     22. Waste and Quiet Enjoyment

     Tenant shall not commit, or suffer any waste upon the leased premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the center.
     23. Compliance with Law
     Tenant shall be responsible for compliance during the term of this Lease and all subsequent renewals thereof, with all federal, state and local statutes, laws, ordinances, rules, regulations and any directives of any governmental or municipal agencies or authorities, their departments, bureaus and sub-divisions, concerning or affecting the premises, their use and occupancy, for the correction, prevention and abatements of nuisances, violations or other grievances in, upon or connected with all orders, regulations, requirements and directives of any such departments, agencies or authorities, all such compliance at the Tenant’s own efforts and expense.
     24. Entry of Landlord
     Tenant shall permit Landlord and Landlord’s agents to enter the leased premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the center or for the purpose of making repairs, alterations, or additions to any portion of the center, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of placing upon the center any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the leased premises thereby occasioned Tenant shall also permit Landlord, at any time within ninety (90) days prior to the expiration of this lease, to place upon the leased premises any usual or ordinary “to let” or “to lease” signs.
     25. Abandonment
     Tenant shall not vacate nor abandon the leased premises at any time during the Lease term, nor permit the leased premises to remain unoccupied for a period longer than ten (10) consecutive days during the Lease term. If Tenant shall abandon, vacate or surrender the leased premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant on the leased premises shall, at the option of the Landlord, be deemed abandoned and may be used, sold without public notice or auction, destroyed or otherwise disposed of by Landlord.
     26. Attorneys’ Fees
     In the event of any legal action or proceeding between the Landlord and Tenant, reasonable attorneys’ fees and expenses of the prevailing party in any such action or proceeding shall be added to the judgment therein, unless prohibited by law. Should Landlord be named as a defendant or other party in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord, as additional rent hereunder, its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
     27. Removal of Liens
     Tenant shall keep the leased premises and the property in which the leased premises are situated free from any mechanics or construction liens or claims arising out of any work performed for, material furnished to, or obligation incurred by tenant, and shall indemnify Landlord for all costs and expenses incurred by Landlord with respect to such liens.
     (a) Before proceeding with any work of alterations, etc., unless Landlord has contracted therefore, Tenant shall first give Landlord written notice of the contractual arrangement proposed to be entered into or implemented by Tenant in furtherance thereof, which arrangements shall include provisions, reasonably satisfactory to Landlord, to assure that all work and materials will be fully paid for and that the leased premises, the center and the property on which it is erected will not be subject to the filing of any mechanics lien or claim.
     (b) If any mechanics or other lien or order for the payment money or any notice of intention to file a lien shall be filed against the premises, or the center or improvements of which said premises form a part, by reason of or arising out of any labor or material furnished or alleged to have been furnished, or to be furnished to or for the premises or any occupant thereof, or for or by reason of any change, alteration or addition or the cost or expense thereof, or any contract relating thereto, or against the interest of Landlord, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise as allowed by law at the expense of Tenant within five (5) days after the filing thereof, and Tenant shall also defend on behalf of Landlord, at Tenant’s sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens, or orders, and Tenant will pay any damages and satisfy and discharge any judgment entered thereon and save harmless Landlord from any claim or damage resulting therefrom.
     28. Notices
     All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.
     29. Indemnification by Tenant
     Tenant shall indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, and expense for loss of life, personal injury or damage to property (1) arising from or of any occurrences within leased premises (without regard to the cause or claimed cause thereof whether such loss of life, personal injury or damage to property be due or claimed to be due to any negligence including gross negligence or other act or failure of Landlord, or its officers, agents or employees occurring prior to or following the execution of this Lease) or (2) by reason of the occupancy or use of the leased premises by Tenant or (3) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, contractors, customers, employees, servants, lessees or concessionaires. If Landlord shall be made a party to any litigation commenced by or against Tenant or by any third party and connected in any way with this Lease or Tenant’s use or occupancy of leased premises, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.
     30. Signs
     Tenant shall place no exterior signs on the leased premises or interior signs which readily may be seen from the exterior without the prior written consent of Landlord. Tenant shall install all exterior signs at Tenant’s sole expense and remove same upon the expiration or termination of the Lease.
     31. Waiver of Claims
     Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims and agrees not to assert, at law or in equity or otherwise, any claim or actions against Landlord for damages to goods, wares and merchandise in, upon or about the leased premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the leased premises or the property of which the leased premises is a part, from any cause arising at any time.
     32. Insolvency, Receivership, Bankruptcy

     In the case of (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; (b) a general assignment by Tenant for the benefit of creditors, or (c) any act of bankruptcy being committed by Tenant, or (d) Tenant filing a petition or commencing any proceeding under any bankruptcy or insolvency law or admitting, in such petition or proceeding filed against it., the material substantive allegations of same, or otherwise consenting thereto, or (e) Tenant being adjudicated a bankrupt or insolvent, or (f) any action being suffered by Tenant under any insolvency or bankruptcy act and any such action continuing for a period of thirty (30) days or (g) any attachment or execution against a substantial part of Tenant’s assets or Tenant’s interest hereunder being issued and remaining undismissed or unstayed for more than ten (10) days or a substantial part of Tenant’s assets being taken by legal proceedings, the same or any of them shall constitute a breach of this Lease by Tenant, and Landlord may, at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the leased premises and damages as determined in accordance with any provisions of this Lease applicable to default.
     In the event Tenant files a petition or a proceeding is commenced against Tenant under any bankruptcy or insolvency law, Tenant shall be deemed to have consented to relief from the automatic stay or any similar provision of such bankruptcy or insolvency law, permitting Landlord to proceed with the enforcement of any and all remedies available as a result of any breach of this Lease by Tenant.
     33. Waiver
     The waiver by Landlord of any breach of any term, covenant, or condition herein contained by Tenant, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior or preceding breach of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such prior or preceding breach at the time of acceptance of such rent.
     34. Effect of Holding Over
     Either party hereto may terminate this Lease at the expiration of the said term, or extended term, by giving to the other party written notice thereof at least ninety (90) days prior to such expiration, but in default of such notice, this Lease, as same may be amended from time to time, with all the conditions and covenants thereof, shall renew for a term of one year, with the exception that the rent shall be equivalent to the rent paid during the prior twelve (12) month period plus a monthly increase of 1/12th of the Consumer Price Index of the first month of the last term of the Lease divided by the Consumer Price Index as of the last month of the last year of the Lease term; which increase shall continue for the new rental term of one year and so on from year to year thereafter together with an additional Consumer Price Index increase as described hereinabove, until terminated by either party hereto, giving to the other at least ninety (90) days prior written notice of intention to terminate said Lease at the expiration of the then current term. PROVIDED HOWEVER, that if Landlord shall have given such written notice prior to the expiration of any term hereby created of its intention to change the terms and conditions of this Lease, and Tenant shall hold over after the expiration of the time mentioned in such notice, Tenant shall be considered a Tenant under the terms and conditions mentioned in such notice for such further period as Tenant may remain in possession of the leased premises or until similar subsequent notice be given by Landlord again changing the said terms and conditions.
     35. Captions
     Any headings preceding the text of the Articles of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning.
     36. Severability

     The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provisions of this Lease are adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision of this Lease, and such other clauses or provisions shall be valid and remain in full force and effect.
     37. Time of the Essence
     Time is of the essence of each term and provision of this Lease.
     38. Environmental Matters
          (a) The term “Environmental Law” shall mean any Matters Federal, State or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted or amended, and whether or not listed in this definition such as, but not limited to the following:
(i)	The Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”). 42 U.S.C.. Section 9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 98-489, 100 Stat. 1613,1986) (SARA”);

(ii)	The Resource Conservation and Recovery Act, 42 U.S.C. Section 6801 et seq.(“RCRA”);

(iii)	Toxic Substances Control Act, 15 U.S.C. Section 2601 (“TSCA”);

(iv)	The Clean Water Act, 33 U.S.C. Section 407 et. seq. (“CWA”);

(v)	The Clean Air Act, 42 U.S.C. Section 7901 et. seq.:

(vi)	The Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq.;

(vii)	Any similar statute, law, ordinance, rule, regulation or order adopted in the jurisdiction in which the leased premises is located at any time whether before or after the execution of this Lease.
     (b) “Hazardous Substance” shall mean any hazardous or toxic substance as defined in any Environmental Law or in any rule, regulation or order issued pursuant to any Environmental Law.
     (c) “Enforcement Agency” shall mean the Environmental Protection Agency, New Jersey Department of Environmental Protection (“DEP”) and any other state, county, municipal or other agency having authority to enforce any Environmental Law.
     (d) AH alterations made in the leased premises by Landlord, Tenant or any other tenant of the leased premises shall be in accordance with and shall comply with all Environmental Laws and the requirements of any Enforcement Agencies.
     (e) Tenant shall not intentionally or unintentionally use, store, handle, spill or discharge any Hazardous Substance at or in the vicinity of the Leased premises. Tenant shall not use the Leased premises in any manner which will cause the Leased premises to have an NAICS which is covered by any Environmental Law or which will cause the Leased premises to be deemed an “Industrial Establishment” as defined under any Environmental Law. Tenant’s failure to abide by the terms of this paragraph (e) shall be restrainable by injunction.

     (f) Tenant represents that its NAICS number is                       . At any time during the term of this Lease, Tenant shall supply to Landlord affidavits of an officer of Tenant setting forth Tenant’s NAICS number and describing in detail the operations and processes undertaken by Tenant at the leased premises. Such affidavits shall include a certification that no Hazardous Substance is generated, used, stored, handled or disposed of at the Leased premises or shall state the nature of any such substance and the methods used in handling the same in reasonable detail. Such affidavits shall be delivered to Landlord within ten (10) days after request therefore.
     (g) Within ten (10) days after request therefore, Tenant shall provide all information requested from time to time by Landlord, or by an Enforcement Agency for the preparation of notices, submissions or affidavits (including, without limitation, Non-applicability Affidavit, de Minimis Quantity Exemption Application, Limited Conveyance Application or Administrative Consent Order). Within ten (10) days after request therefore, Tenant shall executed and deliver any document reasonably required in order to comply with any Environmental Law.
     (h) Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Leased premises.
     (i) At any time throughout the term of this Lease and any extension thereof, Landlord may cause an inspection to be made of the leased premises and its surrounding area for the purpose of determining whether any Hazardous Substance is present thereon.
     (j) Tenant shall indemnify, defend and hold Landlord harmless of and from any and all claims arising by reason of any violation by Tenant of the provisions of this Section and this indemnity shall survive expiration or other termination of this Lease.
     39. Cumulative Remedies
          All rights and remedies provided for herein or otherwise existing at law or in equity, are cumulative and the exercise of one or more rights or remedies by Landlord shall not preclude or waive its right to the exercise of any or all others.
     40. Waiver Of Right To Trial By Jury
          Tenant hereby waives its right or entitlement to a trial by jury in any legal proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Lease or the relationship evidenced hereby. This provision is a material inducement for Landlord to enter into, accept or rely upon this Lease.
     41. Accord and Satisfaction
          No acceptance by Landlord of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed an Accord and Satisfaction. Landlord may accept any check for payment by Tenant without prejudice to Landlord’s right to recover the remainder of any rent or other payment then in arrears and Landlord may pursue any other remedy provided in this Lease. No acceptance by Landlord of any payment of rent or other sum by Tenant shall be deemed a waiver of any of the obligations of Tenant under this Lease.
     42. Recording

          Tenant shall not Record this Lease without the written consent of Landlord. If requested by Landlord a memorandum or short-form Lease setting forth only such items as are required to be set forth under the laws of the State of New Jersey in affect at such time shall be executed by Tenant.
     43. Miscellaneous Provisions
     (1) Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.
     (2) The term “Landlord” as used in this Lease, so far as covenants or obligation on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the leased premises, and in the event of any transfer, assignment, or other conveyance or transfers of any such title or leasehold, the Landlord herein named (and in the event of any transfer, assignment or other transfers to conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; and without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the leased premises.
     (3) The headings or titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.
     (4) This Lease contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by Landlord and Tenant.
     (5) Time is of the essence of each term and provision of this Lease.
     (6) This Lease shall be construed, interpreted, and governed by the laws of New Jersey.
     (7) Subject to Paragraph (2) of this Article, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors, and assigns of Landlord and Tenant, provided that Landlord’s liability hereunder shall be limited to Landlord’s title or interest in the building and leased premises.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year written above.
SIGNATURES ON FOLLOWING PAGE

Landlord 7115 AIRPORT HIGHWAY, LLC, a NJ Limited Liability Company

/s/ [ILLEGIBLE]

[ILLEGIBLE]

Tenant MAR-VEL INTERNATIONAL, INC., A NJ Corporation

By	/s/ [ILLEGIBLE]
Name:
Title:

FIRST AMENDMENT TO FLEX LEASE

LANDLORD:	7115 AIRPORT HIGHWAY, LLC, a NJ Limited Liability Company
TENANT:	MAR-VEL INTERNATIONAL, INC., a NJ Corporation
PREMISES:	7115 Airport Highway, Pennsauken, New Jersey 08109
LEASE DATED:	NOVEMBER 30, 2005
FIRST AMENDMENT
DATED:
          This First Amendment to Lease Agreement made this 26th day of June, 2006, between 7115 Airport Highway, LLC, a New Jersey Limited Liability Company, having an address of 7115 Airport Highway, Pennsauken, NJ, 08109 (“Landlord”) and Mar-Vel International, Inc. a New Jersey Corporation, having an address at 7115 Airport Highway, Pennsauken, NJ 08109 (collectively the “Tenant”);
          WITNESS AS FOLLOWS:
          WHEREAS, Tenant and Landlord entered into a Flex Lease dated November 30, 2005 (hereinafter “Lease”) pertaining to premises known as 7115 Airport Highway, Pennsauken, New Jersey (hereinafter “Leased Premises” or “Premises”); and
          WHEREAS, Landlord and Tenant wish to modify and amend the Lease pursuant to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual and several covenants set forth below, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
1.	Paragraph 18 of the Lease shall be modified to require Landlord to maintain the exterior of the Leased Premises, including but not limited to landscaping, snow removal and trash removal and the cost of such maintenance shall be paid by Tenant upon Landlord providing Tenant with an invoice or statement for such expenses. All of the expenses for exterior maintenance shall be deemed additional rent and shall be due within ten (10) days of delivery by Landlord to Tenant of an invoice or written statement for such expenses.

2.	In the event there is any conflict between the terms and conditions of the Flex Lease and this First Amendment to Flex Lease, the parties hereto acknowledge and agree that the provisions of this First Amendment to Flex Lease shall control. All other terms and conditions of the Flex Lease not in conflict with the terms and conditions of this First Amendment to Flex Lease shall remain in full force and effect.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated above.

LANDLORD:
7115 AIRPORT HIGHWAY, LLC.
a New Jersey Limited Liability Company

/s/ [ILLEGIBLE] Witness	/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE] Witness	/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE] Witness	/s/ [ILLEGIBLE]

TENANT:
MAR-VEL INTERNATIONAL, INC.,
A New Jersey Corporation

Attest:

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]